CONSENT OF INDEPENDENT PUBLIC AUDITORS

     We consent to the incorporation by reference in Registration Statement Nos. 333-33853 and 333-33763, respectively, of First Banking Company of Southeast Georgia on Forms S-8 and S-3 of our report dated January 8, 1999, that is incorporated by reference in this Annual Report on Form 10-K of First Banking Company of Southeast Georgia for the year ended December 31, 1999 and to all references to our firm and to such opinion as are contained therein.

                                /s/Mcnair, McLemore, Middlebrooks & Co., LLP
                                --------------------------------------------
                                   Mcnair, McLemore, Middlebrooks & Co., LLP
                                   Macon, Georgia

March 28, 2000